Exhibit 23.1

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board

5 Triad Center, Suite 750 Salt Lake City, UT 84180-1128 Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com	A Member of the Forum of Firms

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sutor Technology Group, Ltd

As an independent registered public accounting firm, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to 2,000,000 Ordinary Shares of Sutor Technology Group, Ltd. of our report dated September 23, 2009 with respect to the consolidated financial statements of Sutor Technology Group, Ltd and subsidiaries which appear in the Form 10-K as filed with the Securities and Exchange Commission on September 25, 2009.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
September 23, 2009